                                                                    EXHIBIT 10.1












                            LIFEPOINT HOSPITALS, INC.
                          1998 LONG-TERM INCENTIVE PLAN




                 AS AMENDED AND RESTATED EFFECTIVE JUNE 30, 2005

                            LIFEPOINT HOSPITALS, INC.
                          1998 LONG-TERM INCENTIVE PLAN

                 AS AMENDED AND RESTATED EFFECTIVE JUNE 30, 2005

                                TABLE OF CONTENTS


1.    Purpose of The Plan.......................................................3
2.    Definitions...............................................................3
3.    Shares of Common Stock Subject to the Plan................................5
   3.1.     Number of Shares....................................................5
   3.2.     Adjustments.........................................................5
4.    Administration of the Plan................................................6
   4.1.     Committee Members...................................................6
   4.2.     Discretionary Authority.............................................6
   4.3.     Changes to Awards...................................................6
5.   Award Eligibility, Features and Restrictions...............................6
   5.1.     Terms of Awards.....................................................6
   5.2.     Section 162(m) Awards...............................................6
   5.3.     Deferral of Compensation............................................7
   5.4.     Rights as Stockholder...............................................7
   5.5.     Issuance and Delivery of Shares.....................................7
   5.6.     Section 83(b) Election..............................................8
6.    Stock Options.............................................................8
   6.1.     Grant of Option.....................................................8
   6.2.     Exercise Price......................................................8
   6.3.     Vesting; Term of Option.............................................8
   6.4.     Option Exercise; Withholding........................................8
   6.5.     Limited Transferability of Non-qualified Options....................9
   6.6.     Additional Rules for Incentive Stock Options........................9
      (a)     Annual Limits.....................................................9
      (b)     Termination of Employment.........................................9
      (c)     Other Terms and Conditions; Nontransferability....................9
      (d)     Disqualifying Dispositions.......................................10
   6.7.    Restrictions on Transfer of Stock...................................10
   6.8.    Restrictions on Repricing of Options................................10
7.    Stock Appreciation Rights................................................10
   7.1.     Grant of SARs......................................................10
   7.2.     Payment of SARs....................................................10
8.    Restricted Stock Award...................................................10
   8.1.     Grant of Restricted Stock Awards...................................11
   8.2.     Vesting Requirements...............................................11
9.    Performance Awards.......................................................11
   9.1.     Grant of Performance Awards........................................11
   9.2.     Payment of Performance Awards......................................11
   9.3.     Performance Criteria...............................................11
10.      Restricted Stock Units................................................11
   10.1.   Grant of Restricted Stock Units.....................................11
   10.2.   Payment of Restricted Stock Units...................................12

11.     Dividend Equivalent Award..............................................12
   11.1.    Grant of a Dividend Equivalent Awards..............................12
   11.2.    Payment of Dividend Equivalent Awards..............................12
12.      Change in Control.....................................................12
   12.1.    Effect of Change in Control........................................12
   12.2.    Definition of Change in Control....................................13
13.      Award Agreements......................................................15
   13.1.    Form of Agreement..................................................15
   13.2.    Forfeiture Events..................................................15
14.      General Provisions....................................................15
   14.1.    No Assignment or Transfer; Beneficiaries...........................15
   14.2.    Deferrals of Payment...............................................15
   14.4.    Employment or Service..............................................15
   14.6.    Tax Withholding....................................................15
   14.7.    Unfunded Plan......................................................16
   14.8.    Other Compensation and Benefit Plans...............................16
   14.9.    Plan Binding on Transferees........................................16
   14.10.   Construction and Interpretation....................................16
   14.11.   Severability.......................................................16
   14.12.   Governing Law......................................................16
15.     Effective Date, Termination and Amendment..............................16
   15.1     Effective Date; Shareholder Approval...............................16
   15.2.    Termination........................................................17
   15.3.    Amendment..........................................................17

                            LIFEPOINT HOSPITALS, INC.
                          1998 LONG-TERM INCENTIVE PLAN

                 AS AMENDED AND RESTATED EFFECTIVE JUNE 30, 2005

                                    RECITALS:

         WHEREAS, LifePoint Hospitals, Inc. (the "Corporation") established the LifePoint Hospitals, Inc. 1998 Long-Term Incentive Plan (the "Plan") effective November 5, 1998;

         WHEREAS, since the Plan was established, the Corporation has become a separate entity from HCA Inc. (f.k.a. Columbia/HCA) through a spin-off transaction, and the equity securities of the Corporation have become publicly-traded on the Nasdaq National Market; and

          WHEREAS, the Corporation desires to amend and restate the Plan, subject to approval of its stockholders, to: (i) eliminate references to Columbia/HCA, (ii) increase the number of shares of the Corporation's common stock that are available for awards, (iii) set limits on the number of shares in the Plan that may be subject to certain time-lapse awards, (iv) revise the provisions regarding performance based compensation in the Plan so that they are consistent with the Corporation's Executive Performance Incentive Plan, (v) add requirements for termination of employment or termination of award as a condition to receiving additional rights upon the change in control of the Corporation, (vi) modify the types of equity incentive awards available under the Plan by eliminating phantom stock awards, adding restricted stock units, and clarifying certain terms to comply with section 409A of the Internal Revenue Code so that awards effectively defer compensation, and (vii) eliminate provisions for automatic expiration of the Plan so that it will continue until terminated by the Corporation;

          NOW, THEREFORE, the Plan is hereby amended and restated as follows, to be effective with respect to awards granted on and after June 30, 2005, provided that the terms of the Plan prior to such amendment shall apply to all awards previously granted:

1.        PURPOSE OF THE PLAN

          The purpose of the Plan is to promote the interests of the Corporation and its stockholders by strengthening the Corporation's ability to attract, motivate, and retain personnel upon whose judgment, initiative, and efforts the financial success and growth of the business of the Corporation largely depend, to offer such personnel additional incentives to put forth maximum efforts for the success of the business, and to afford them an opportunity to acquire a proprietary interest in the Corporation through stock ownership and other rights.

2.        DEFINITIONS

          Wherever the following capitalized terms are used in this Plan, they shall have the meanings specified below:

          (a) "Award" means an award of an Option, Restricted Stock Award, Stock Appreciation Right, Performance Award, Restricted Stock Unit or Dividend Equivalent Award under the Plan.

          (b) "Award Agreement" means an agreement entered into between the Corporation and a Participant setting forth the terms and conditions of an Award granted to a Participant.

          (c)   "Board" means the Board of Directors of the Corporation.

          (d) "Change in Control" shall have the meaning specified in Section 12 hereof.

          (e) "Code" means the Internal Revenue Code of 1986, as amended.

          (f) "Committee" means the committee of the Board appointed to administer the Plan and shall consist of two or more directors of the Corporation (i) none of whom shall be officers or employees of the Corporation, and (ii) each of whom (to the extent deemed necessary or appropriate by the Board) is an "outside director" within the meaning of section 162(m) of the Code, a "non-employee director" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 and an "independent director" under the listing standards of The Nasdaq Stock Market. The members of the Committee shall be appointed by and serve at the pleasure of the Board. If the applicable Board shall so direct, designated members of the applicable Committee shall act as a separate subcommittee, which shall administer the Plan as to all Section 162(m) Awards. In such event, all references herein to the applicable Committee relating to Section 162(m) Awards shall be considered to refer only to the applicable separate subcommittee.

          (g) "Common Stock" means the common stock of the Corporation.

          (h) "Corporation" means LifePoint Hospitals, Inc., a Delaware corporation, and its predecessors.

          (i) "Date of Grant" means the date on which an Award under the Plan is made by the Committee, or such later date as the Committee may specify to be the effective date of the Award.

          (j) "Dividend Equivalent Award" means an Award under Section 11 hereof entitling the Participant to receive payments with respect to dividends declared on the Common Stock.

          (k) "Eligible Person" means any person who is an Employee of the Corporation or any of its Subsidiaries and, in the case of Awards other than Incentive Stock Options, any consultant or other independent contractor (not including any non-employee outside director) providing services to the Corporation or a Subsidiary.

          (l) "Employee" means any person who is employed as a common-law employee.

          (m) "Fair Market Value" of a share of Common Stock as of a given date shall mean the closing sales price of the Common Stock on the Nasdaq Stock Market on the trading day immediately preceding the date as of which the Fair Market Value is to be determined, or, in the absence of any reported sales of Shares on such date, on the first preceding date on which any such sale shall have been reported (in either case, as reported in the Two Star Edition of The Wall Street Journal). If the Common Stock is not listed on the Nasdaq Stock Market on the date as of which Fair Market Value is to be determined, the Committee shall in good faith determine the Fair Market Value in whatever manner it considers appropriate.

          (n) "Incentive Stock Option" means an option to purchase Common Stock that is intended to qualify as an incentive stock option under section 422 of the Code and the Treasury Regulations thereunder.

          (o) "Non-qualified Stock Option" means an option to purchase Common Stock that is not an Incentive Stock Option.

          (p) "Option" means an Incentive Stock Option or a Non-qualified Stock Option granted under Section 6 hereof.

          (q) "Participant" means any Eligible Person who holds an outstanding Award under the Plan.

          (r) "Plan" means the LifePoint Hospitals, Inc. 1998 Long-Term Incentive Plan as set forth herein, as it may be amended from time to time.

          (s) "Performance Award" means an Award under Section 9 hereof entitling a Participant to a payment based on the Fair Market Value of a share of Common Stock (a "Performance Share") or based on specified dollar units (a "Performance Unit") at the end of a performance period upon the satisfaction of conditions specified in the Award.

          (t) "Restricted Stock Award" means an Award under Section 8 hereof entitling a Participant to shares of Common Stock that are nontransferable and subject to forfeiture until specific conditions established by the Committee are satisfied.

          (u) "Restricted Stock Unit" means an Award under Section 10 hereof entitling a Participant to a payment of Common Stock at the completion of a vesting or performance period.

          (v) "Section 162(m) Award" means any Award that is intended to qualify for the performance-based compensation exemption under section 162(m) of the Code.

          (w) "Stock Appreciation Right" or "SAR" means an Award under Section 7 hereof entitling a Participant to receive an amount, representing the difference between the base price per share of the right and the Fair Market Value of a share of Common Stock on the date of exercise.

          (x) "Subsidiary" means an entity (whether or not a corporation) that is wholly or majority owned or controlled, directly or indirectly, by the Corporation, or any other affiliate of the Corporation that is so designated, from time to time, by the Committee; provided, however, that with respect to Incentive Stock Options, the term "Subsidiary" shall include only an entity that qualifies under section 424(f) of the Code as a "subsidiary corporation" with respect to the Corporation.

3.        SHARES OF COMMON STOCK SUBJECT TO THE PLAN

          3.1. Number of Shares. Subject to the following provisions of this
Section 3, the aggregate number of shares of Common Stock that may be issued pursuant to all Awards under the Plan is 13,625,000 shares of Common Stock; provided, however, that no more than 2,125,000 of such shares of Common Stock may be issued pursuant to Performance Awards, Restricted Stock Units and Restricted Stock Awards in the aggregate. The shares of Common Stock to be delivered under the Plan will be made available from authorized but unissued shares of Common Stock or issued shares that have been reacquired by the Corporation. To the extent that an Award is forfeited, the shares of Common Stock covered thereby will no longer be charged against the foregoing maximum share limitations and may again be made subject to Awards under the Plan pursuant to such limitations.

          3.2. Adjustments. If there shall occur any recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other distribution with respect to the shares of Common Stock, or other change in corporate structure affecting the Common Stock, the Committee may, in the manner and to the extent that it deems appropriate and equitable to the Participants and consistent with the terms of this Plan, cause an adjustment to be made in
(i) the maximum number and kind of shares provided in Section 3.1 hereof, (ii) the maximum number and kind of shares set forth in Sections 6.1, 7.1, 8.1 and
9.4 hereof,

(iii) the number and kind of shares of Common Stock, share units, or other rights subject to then outstanding Awards, (iv) the price for each share or unit or other right subject to then outstanding Awards, (v) the performance targets or goals applicable to any outstanding Performance Awards (subject to such limitations as are considered appropriate for Section 162(m) Awards), or (vi) any other terms of an Award that are affected by the event. Notwithstanding the foregoing, in the case of Incentive Stock Options, any such adjustments shall be made in a manner consistent with the requirements of section 424(a) of the Code and, to the extent considered advisable by the Committee, in a manner consistent with the requirements of section 162(m) of the Code.

4.        ADMINISTRATION OF THE PLAN

          4.1. Committee Members. The Plan shall be administered by the Committee. The Committee shall have such powers and authority as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan. No member of the Committee shall be liable for any action or determination made in good faith by the Committee with respect to the Plan or any Award thereunder.

          4.2. Discretionary Authority. Subject to the express limitations of the Plan, the Committee shall have authority in its discretion to determine the Eligible Persons to whom, and the time or times at which, Awards may be granted, the number of shares, units or other rights subject to each Award, the exercise, base or purchase price of an Award (if any), the time or times at which an Award will become vested, exercisable or payable, the performance criteria, performance goals and other conditions of an Award, the duration of the Award, and all other terms of the Award. The Committee shall also have discretionary authority to interpret the Plan, to make all factual determinations under the Plan, and to make all other determinations necessary or advisable for Plan administration. The Committee may prescribe, amend, and rescind rules and regulations relating to the Plan. All interpretations, determinations, and actions by the Committee shall be final, conclusive, and binding upon all parties.

          4.3. Changes to Awards. The Committee shall have the authority, subject to the provisions of, to effect, at any time and from time to time, (i) the cancellation of any or all outstanding Awards and the grant in substitution therefor of new Awards covering the same or different numbers of shares of Common Stock and having an exercise or base price which may be the same as or different than the exercise or base price of the cancelled Awards; provided, however, that, as provided in Section 6.8, the Committee may not lower the exercise price of an Option that has been granted hereunder, nor replace or regrant the Option through cancellation without stockholder approval, or (ii) the amendment of the terms of any and all outstanding Awards; provided, however, that no such action by the Committee may adversely impair the rights of a Participant (or any permitted transferee) under any outstanding Award without the consent of the Participant (or transferee). The Committee may in its discretion accelerate the vesting or exercisability of an Award at any time or on the basis of any specified event.

5.        AWARD ELIGIBILITY, FEATURES AND RESTRICTIONS

          5.1. Terms of Awards. All Eligible Persons are eligible to be designated by the Committee to receive an Award under the Plan. The Committee has authority, in its sole discretion, to determine and designate from time to time those Eligible Persons who are to be granted Awards, the types of Awards to be granted and the number of shares or units subject to the Awards that are granted under the Plan. Each Award will be evidenced by an Award Agreement between the Corporation and the Participant that shall include such terms and conditions (consistent with the Plan) as Committee may determine; provided, however, that failure to issue an Award Agreement shall not invalidate an Award.

          5.2. Section 162(m) Awards. For any Award, other than an Option or SAR, that the Committee determines should be a Section 162(m) Award, the grant of the Award and its terms shall be made pursuant to the LifePoint Hospitals, Inc. Executive Performance Incentive Plan, and the terms thereof shall control over any inconsistent provision of this Plan with regard to such Section 162(m) Awards.

          5.3 Deferral of Compensation. Generally, the Corporation intends for compensation income to be deferred until the time and to the extent that Awards are exercised or become vested. Therefore, notwithstanding any provision herein to the contrary, the Committee is authorized to make Awards that include terms that are consistent with or necessary for satisfaction of the requirements for compensation deferral under section 409A of the Code.

          5.4. Rights as Stockholder. Unless otherwise stated in an Award Agreement, a Participant will at the time an Award is granted have all rights of a stockholder with respect to any shares of Common Stock that are transferred pursuant to a Performance Share Award or Restricted Stock Award. Such rights include the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto. A Participant shall not have stockholder rights until shares of Common Stock are transferred upon the exercise of an Option or SAR or upon the vesting of Restricted Stock Units. Except as provided in Section 3.2 hereof, no adjustment or other provision shall be made for dividends or other stockholder rights until a Participant has become a stockholder with respect to an Award, except to the extent that the Award Agreement is a Dividend Equivalent Award, or otherwise provides for dividend payments or similar economic benefits.

          5.5. Issuance and Delivery of Shares. Shares of Common Stock that are transferred or become transferable pursuant to an Award shall be issued as specified in this Section, but subject to the restrictions specified herein and/or in an Award Agreement.

                   (a) Date of Issuance. Shares of Common Stock to be issued pursuant to an Award shall be delivered to Participants by the Corporation (or its transfer agent) as soon as administratively feasible after (i) a Participant receives a Restricted Stock Award or Performance Share Award, or the Date of Exercise with respect to an Option or SAR, or the vesting of Restricted Stock Units, and (ii) all conditions for transfer of Stock specified in an Award have occurred; provided, however, that the Corporation may condition the delivery of shares on the Participant's execution of any applicable stockholder agreement or agreement described in paragraph (d) of this Section that the Corporation requires at the time of exercise; and provided further that the Corporation may delay the delivery of Stock until all restrictions specified in an Award have lapsed and the Common Stock is no longer subject to a substantial risk of forfeiture.

                   (b) Transfer Restrictions. Common Stock granted under any Restricted Stock or Performance Award may not be transferred, assigned or subject to any encumbrance, pledge, or charge until all applicable restrictions are removed or have expired, unless otherwise allowed by the Committee. The Committee may require the Participant to enter into an escrow agreement providing that the certificates representing the shares granted or sold under the Award will remain in the physical custody of the Corporation or an escrow holder until all restrictions are removed or have expired. The Committee may also require that shares subject to an Award be listed in "book" form and not certificated until vested. Failure to satisfy any applicable restrictions shall result in the subject shares of the Award being forfeited and returned to the Corporation, with any purchase price paid by the Participant to be refunded, unless otherwise provided by the Committee. The Committee may require that certificates representing the shares granted under an Award bear a legend making appropriate reference to the restrictions imposed.

                   (c) Securities Law Compliance. Notwithstanding anything herein to the contrary, no Award shall be exercisable, no Common Stock shall be issued, no certificates for shares of Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all federal or state laws and regulations (including, without limitation, withholding tax requirements), federal and state securities laws and regulations and the rules of all securities exchanges or self-regulatory organizations on which the Corporation's shares may be listed. The Corporation shall have the right to rely on an opinion of its counsel as to such compliance. Any certificate issued to evidence shares of Stock issued pursuant to this Plan may bear such legends and statements as the Committee upon advice of counsel may deem advisable to assure compliance with federal or state laws and regulations.

                   (d) Representations by Participants. As a condition to the receipt of or the transfer of Common Stock pursuant to an Award, the Corporation may require a Participant to represent and warrant at the time that the shares are being acquired only for investment and without any present intention to sell or distribute such shares. At the option of the Corporation, a stop transfer order against any shares of stock may be placed on the official stock books and records of the Corporation, and a legend indicating that the stock may not be pledged, sold or otherwise transferred unless an opinion of counsel was provided (concurred in by counsel for the Corporation) and stating that such transfer is not in violation of any applicable law or regulation may be stamped on the stock certificate in order to assure exemption from registration. The Committee may also require such other action or agreement by the Participants as may from time to time be necessary to comply with federal or state securities laws. This provision shall not obligate the Corporation or any Subsidiary to undertake registration of options or stock hereunder.

          5.6. Section 83(b) Election. The Committee may provide in an Award Agreement that the Award is conditioned upon the Participant's refraining from making an election with respect to the Award under section 83(b) of the Code. Irrespective of whether an Award is so conditioned, if a Participant makes an election pursuant to section 83(b) of the Code with respect to a Restricted Stock Award, the Participant shall be required to promptly file a copy of such election with the Corporation.

6.        STOCK OPTIONS

          6.1. Grant of Option. An Option may be granted to any Eligible Person selected by the Committee; provided, however, that only Employees of the Corporation or a Subsidiary shall be eligible to receive Incentive Stock Options. Subject to the applicable provisions of section 422 of the Code, each Option shall be designated, in the discretion of the Committee, as an Incentive Stock Option or a Non-qualified Stock Option. The maximum number of shares of Common Stock that may be granted under Options to any Participant during any calendar year shall be limited to 700,000 shares (subject to adjustment as provided in Section 3.2 hereof).

          6.2. Exercise Price. The exercise price under any Option shall be determined by the Committee; provided, however, that the exercise price per share under an Option shall not be less than 100% of the Fair Market Value per share of the Common Stock on the Date of Grant.

          6.3. Vesting; Term of Option. The Committee, in its sole discretion, shall prescribe the time or times at which, or the conditions upon which, an Option or portion thereof shall become vested and exercisable, and may accelerate the exercisability of any Option at any time. The period during which a vested Option may be exercised shall be ten years from the Date of Grant, unless a shorter exercise period is specified by the Committee in an Award, subject to such limitations as may apply under an Award relating to the termination of a Participant's employment or other service with the Corporation or any Subsidiary.

          6.4. Option Exercise; Withholding. Subject to such terms and conditions as shall be specified in an Award, an Option may be exercised in whole or in part at any time during the term thereof by written notice to the Corporation, together with payment of the aggregate exercise price therefor. Payment of the exercise price shall be made (i) in cash or by cash equivalent, (ii) at the discretion of the Committee, in shares of Common Stock acceptable to the Committee, valued at the Fair Market Value of such shares on the date of exercise, (iii) at the discretion of the Committee, by a delivery of a notice that the Participant has placed a market sell order (or similar instruction) with a broker with respect to shares of Common Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Corporation in satisfaction of the Option exercise price (conditioned upon the payment of such net proceeds), (iv) at the discretion of the Committee, by a combination of the methods described above, or
(v) by such other method as may be approved by the Committee and set forth in the Award. As an additional condition to the exercise of any Award, the Participant shall at the time of exercise pay to the Corporation the full amount of any and all applicable income tax and employment tax amounts required to be withheld in connection with such exercise, payable under such of the methods described above for the payment of the exercise price of the Options as may be approved by the Committee.

          6.5. Limited Transferability of Non-qualified Options. All Options shall be nontransferable except (i) upon the Participant's death, by the Participant's will or the laws of descent and distribution or (ii) in the case Non-qualified Stock Options only, on a case-by-case basis as may be approved by the Committee in its discretion, in accordance with the terms provided below. An Award Agreement for a Non-qualified Stock Option may provide that the Participant shall be permitted to, during his or her lifetime and subject to the prior approval of the Committee at the time of proposed transfer, transfer all or part of the Option to the Participant's family member (as defined in the Award Agreement in a manner consistent with the requirements for registration on SEC Form S-8, if applicable). Any such transfer shall be subject to the condition that it is made by the Participant for estate planning, tax planning, donative purposes or pursuant to a domestic relations order, and no consideration (other than nominal consideration) is received by the Participant therefor. The transfer of a Non-qualified Stock Option may be subject to such other terms and conditions as the Committee may in its discretion impose from time to time, including a condition that the portion of the Option to be transferred be vested and exercisable by the Participant at the time of the transfer. Subsequent transfers of an Option shall be prohibited other than by will or the laws of descent and distribution upon the death of the transferee.

          6.6.     Additional Rules for Incentive Stock Options.

                   (a) Annual Limits. To the extent that the aggregate Fair Market Value of Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all stock incentive plans of the Corporation and its Subsidiaries) exceeds $100,000 (or the amount specified in section 422 of the Code), determined as of the date an Incentive Stock Option is granted, such Options shall be treated as Nonqualified Options. This provision shall be applied by taking Incentive Stock Options into account in the order in which they were granted.

                   (b) Termination of Employment. An Award of an Incentive Stock Option may provide that such Option may be exercised not later than three months following termination of employment of the Participant with the Corporation and all Subsidiaries, subject to special rules relating to death and disability, as and to the extent determined by the Committee to be appropriate with regard to the requirements of section 422 of the Code and Treasury Regulations thereunder.

                   (c) Other Terms and Conditions; Nontransferability. Any Incentive Stock Option granted hereunder shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as are deemed necessary or desirable by the Committee, which terms, together with the terms of this Plan, shall be intended and interpreted to cause such Incentive Stock Option to qualify as an "incentive stock option" under section 422 of the Code. Such terms shall include, if applicable, limitations on Incentive Stock Options granted to 10% owners of the Corporation. Unless otherwise stated in an

Award Agreement, an Option that is intended to be an Incentive Stock Option shall be treated as a Non-qualified Stock Option to the extent that certain requirements applicable to "incentive stock options" under the Code are not be satisfied. An Incentive Stock Option shall by its terms be nontransferable otherwise than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of a Participant only by such Participant.

                   (d) Disqualifying Dispositions. If shares of Common Stock acquired by exercise of an Incentive Stock Option are disposed of within two years following the Date of Grant or one year following the transfer of such shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Corporation in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Committee may reasonably require.

          6.7. Restrictions on Transfer of Stock. The Committee may, in its sole discretion, impose in any Award of an Option restrictions on the transferability of the shares of Common Stock issued upon exercise of such Option. If any such restrictions are imposed, the Committee may require the Participant to enter into an escrow agreement providing that the certificates representing the shares subject to such transfer restrictions will remain in the physical custody of an escrow holder until such restrictions are removed or have expired. The Committee may require that certificates representing the shares subject to such restrictions bear a legend making appropriate reference to the restrictions imposed. Subject to any restrictions imposed in accordance with this Section 6.7, the Participant will have all rights of a stockholder with respect to any such shares acquired upon an Option exercise, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

          6.8. Restrictions on Repricing of Options. With respect to an Option that has been granted hereunder, the exercise price may not be lowered, nor may the Option be replaced or regranted through cancellation without stockholder approval.

7.        STOCK APPRECIATION RIGHTS

          7.1. Grant of SARs. A Stock Appreciation Right granted to a Participant is an Award in the form of a right to receive, upon surrender of the right but without other payment, an amount based on appreciation in the Fair Market Value of the Common Stock over a base price established for the Award, exercisable at such time or times and upon conditions as may be approved by the Committee. Each SAR will be based on a number of shares of Common Stock, and the limitations specified in Section 3.1 will be calculated by reference to the number of shares covered by each SAR. The base price of an SAR shall not be less than 100% of the Fair Market Value of the Common Stock covered by the SAR on the Date of Grant. The period for exercise will be determined by the Committee but shall not be for a period that exceeds ten years after the Date of Grant.

          7.2. Payment of SARs. An SAR will entitle the holder, upon exercise of the SAR, to receive payment of an amount determined by multiplying: (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise of the SAR over the base price of such SAR, by (ii) the number of shares as to which such SAR is exercised. Payment of the amount determined under the foregoing shall be made (1) in shares of Common Stock valued at their Fair Market Value on the date of exercise, or (2) cash, but only to the extent specified in an SAR Award by the Committee in its sole discretion, and provided that such cash payments are determined to be permissible for purposes of deferral of compensation under section 409A of the Code.

8.        RESTRICTED STOCK AWARD

          8.1. Grant of Restricted Stock Awards. Award of Restricted Stock to a Participant represents shares of Common Stock that are issued subject to such restrictions on transfer and other incidents of ownership and such forfeiture conditions as the Committee may determine. The Committee may, in connection with any Restricted Stock Award, require the payment of a specified purchase price.

          8.2. Vesting Requirements. The restrictions imposed on shares granted under a Restricted Stock Award shall lapse in accordance with the vesting requirements specified by the Committee in the Award Agreement. Such vesting requirements may be based on the continued employment of the Participant with the Corporation or its Subsidiaries for a specified time period or periods, provided that any such restriction shall not be scheduled to lapse in its entirety earlier than the first anniversary of the Date of Grant. Such vesting requirements may also be based on the attainment of specified business goals or measures established by the Committee. Except for Section 162(m) Awards, the performance criteria upon which the vesting of a Restricted Stock Award is conditioned shall be determined by the Committee in its sole discretion.

9.        PERFORMANCE AWARDS

          9.1. Grant of Performance Awards. The Committee may grant Performance Awards under the Plan, which shall be represented by units denominated on the Date of Grant either in shares of Common Stock (Performance Shares) or in dollars (Performance Units). At the time a Performance Award is granted, the Committee shall determine, in its sole discretion, one or more performance periods and performance goals to be achieved during the applicable performance periods, as well as such other restrictions and conditions as the Committee deems appropriate. In the case of Performance Units, the Committee shall also determine a target unit value or a range of unit values for each Award. No performance period shall exceed ten years from the Date of Grant. The performance goals applicable to a Performance Award grant may be subject to such later revisions as the Committee shall deem appropriate to reflect significant unforeseen events, such as changes in law, accounting practices or unusual or nonrecurring items or occurrences. The Committee's authority to make such adjustments shall be subject to such limitations as the Committee deems appropriate in the case of a Performance Award that is a Section 162(m) Award. The maximum amount of compensation that may be payable to a Participant during any one calendar year under a Performance Unit Award shall be $4.2 million.

          9.2. Payment of Performance Awards. At the end of the performance period, the Committee shall determine the extent to which performance goals have been attained, or a degree of achievement between minimum and maximum levels, in order to establish the level of payment to be made, if any, and shall determine if payment is to be made in the form of cash or shares of Common Stock (valued at their Fair Market Value at the time of payment) or a combination of cash and shares of Common Stock. Payments of Performance Awards shall generally be made as soon as practicable following the end of the performance period.

          9.3. Performance Criteria. Except for Section 162(m) Awards, the performance criteria upon which the payment or vesting of a Performance Award is conditioned shall be determined by the Committee in its sole discretion.

10.       RESTRICTED STOCK UNITS

          10.1. Grant of Restricted Stock Units. A Restricted Stock Unit is an Award to receive a number of shares of Common Stock upon the achievement of performance or other conditions that are stated in the Award. A Restricted Stock Unit shall be subject to such restrictions and conditions as the

Committee shall determine. On the Date of Grant, the Committee shall determine, in its sole discretion, the installment or other vesting period of the Restricted Stock Unit, and/or performance conditions, and the maximum value of the Restricted Stock Unit, if any. No vesting period shall exceed 10 years from the Date of Grant. A Restricted Stock Unit may be granted, at the discretion of the Committee, together with a Dividend Equivalent Award covering the same number of shares.

          10.2. Payment of Restricted Stock Units. A Participant shall be entitled to payment on the vesting date or dates provided in an Award and shall receive shares of Common Stock as Restricted Stock Units become vested, as stated in the terms of the Award.

11.       DIVIDEND EQUIVALENT AWARD

          11.1. Grant of a Dividend Equivalent Awards. A Dividend Equivalent Award granted to a Participant is an Award in the form of a right to receive cash payments determined by reference to dividends declared on the Common Stock from time to time during the term of the Award, which shall not exceed 10 years from the Date of Grant. Dividend Equivalent Awards may be granted on a stand-alone basis or in tandem with other Awards. Dividend Equivalent Awards granted on a tandem basis shall expire at the time the underlying Award is exercised or otherwise becomes payable to the Participant, or expires.

          11.2. Payment of Dividend Equivalent Awards. Dividend Equivalent Awards shall be payable in cash or in shares of Common Stock, valued at their Fair Market Value on either the date the related dividends are declared or the date the Dividend Equivalent Awards are paid to a Participant, as determined by the Committee. Dividend Equivalent Awards shall be payable to a Participant as soon as practicable following the time dividends are declared and paid with respect to the Common Stock, or at such later date as the Committee shall specify in the Award Agreement. Dividend Equivalent Awards granted with respect to Options intended to qualify as a Section 162(m) Award shall be payable regardless of whether the Option is exercised.

12.       CHANGE IN CONTROL

          12.1. Effect of Change in Control. Unless stated otherwise in an Award Agreement, the provisions of this Section 12.1 will apply to outstanding Awards at the time of a Change in Control to the extent of rights under such Awards that have not been previously forfeited. The surviving corporation or entity or acquiring corporation or entity, or affiliate of such corporation or entity, may assume any Awards outstanding under the Plan or substitute similar equity and incentive awards (including an award to acquire the same consideration paid to the stockholders in the transaction described in this Section 12) for those outstanding under the Plan.

          (a) In the event that any surviving corporation or entity or acquiring corporation or entity in a Change in Control, or affiliate of such corporation or entity, does not assume such Awards and does not substitute similar awards for those outstanding under the Plan, then (i) all Awards outstanding shall, immediately prior to the Change in Control event, become fully vested to the extent not previously forfeited and, with respect to Options and SARs, fully exercisable, and (ii) any Options or SARs that are not exercised shall be terminated upon the completion of the transaction that is the Change in Control event.

          (b) In the event that any surviving corporation or entity or acquiring corporation or entity in a Change in Control, or affiliate of such corporation or entity, assumes Awards outstanding under the Plan at the time of the Change in Control, or substitutes Awards with similar stock awards (including an award to acquire the same consideration paid to the stockholders in the transaction described in this Section 12 for those outstanding under the Plan), and the employment of a Participant is terminated without Cause or for Good Reason within 18 months after the effective date of the Change in Control event, all Awards held by such Participant shall become fully vested to the extent not previously forfeited and, with respect to Options and SARs, fully exercisable. The terms "Cause" and "Good Reason" shall have the same meanings as the same or similar terms in any written employment agreement between the Participant and the Corporation or Subsidiary or as specified in an Award Agreement. In the absence of such a written agreement, such terms shall be defined as follows for purposes of this Section 12:

                           (1) "Cause" means involuntary termination of
                   employment due to: (i) conviction of a crime of moral turpitude that adversely affects the reasonable business interests of the Corporation, (ii) commission of an act of fraud, embezzlement, or material dishonesty against the Corporation or any Subsidiary, or (iii) intentional neglect of the responsibilities of employment, and such neglect remains uncorrected for more than 30 days following written notice from the Corporation detailing the acts of neglect.

                           (2) "Good Reason" means voluntary termination of
                   employment by the Participant because the terms of employment are modified so that the position is not substantially equivalent to the position held immediately prior to the time of the Change in Control. A position is "substantially equivalent" if it is the same or better than the position to which it is being compared. A position is not substantially equivalent unless (i) the cash compensation offered is the same or higher than that earned immediately prior to the Change in Control, (ii) deferred compensation, incentive and equity compensation, and health and welfare benefits are, in the aggregate, similar to those provided immediately prior to the Change in Control, and (iii) the position does not require the Participant to relocate or to commute more than 30 miles each way to the place of employment. The Participant's right to voluntarily terminate employment for "Good Reason" expires 180 days after beginning employment in the position that is not "substantially equivalent" to the Participant's prior position.

12.2. Definition of Change in Control. For purposes hereof, a "Change in Control" shall be deemed to have occurred upon the occurrence of any of the following after the date on which the Corporation becomes a publicly-held
Corporation:

                     (a) An acquisition (other than directly from the Corporation) of any voting securities of the Corporation (the "Voting Securities") by any "Person" (as the term Person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 20% or more of the combined voting power of the then outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Corporation or (B) any corporation or other Person of which a majority of the voting power or the equity securities or equity interests is owned directly or indirectly by the Corporation (a "Control Subsidiary"), or (ii) the Corporation or any Control Subsidiary.

                     (b) The individuals who, as of the date the Corporation issues any class of equity securities required to be registered under section 12 of the 1934 Act, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the Board; provided, however, that if the election or nomination for election by the Corporation's stockholders of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if (i) such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest or
(ii) such individual was designated by a Person who has entered into an agreement with the Corporation to effect a transaction described in clause (a) or (c) of this Section 12.2; or

                     (c) Consummation, after approval by stockholders of the Corporation, of:

                         (1) A merger, consolidation or reorganization involving
                  the Corporation, unless,

                                   (A) The stockholders of the Corporation,
                  immediately before such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, at least 75% of the combined voting power of the outstanding Voting Securities of the corporation resulting from such merger or consolidation or reorganization or its parent corporation (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization;

                                   (B) The individuals who were members of the
                  Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation; and

                                   (C) No Person (other than the Corporation,
                  any Control Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by the Corporation, the Surviving Corporation or any Control Subsidiary, or any Person who, immediately prior to such merger, consolidation or reorganization, had Beneficial Ownership of 20% or more of the then outstanding Voting Securities) has Beneficial Ownership of 20% or more of the combined voting power of the Surviving Corporation's then outstanding Voting Securities.

                          (2) A complete liquidation or dissolution of the
                  Corporation; or

                          (3) The sale or other disposition of all or
                  substantially all of the assets of the Corporation to any Person (other than a transfer to a Control Subsidiary).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Corporation which, by reducing the number of Voting Securities outstanding, increased the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Corporation, and after such share acquisition by the Corporation, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

13.       AWARD AGREEMENTS

          13.1. Form of Agreement. Each Award under this Plan shall be evidenced by an Award Agreement in a form approved by the Committee setting forth the number of shares of Common Stock, units or other rights (as applicable) subject to the Award, the exercise, base, or purchase price (if any) of the Award, the time or times at which an Award will become vested, exercisable or payable, the duration of the Award, and in the case of Performance Awards, the applicable performance criteria and goals. The Award Agreement shall also set forth other material terms and conditions applicable to the Award as determined by the Committee consistent with the limitations of this Plan. Award Agreements evidencing Awards that are Section 162(m) Awards shall contain such terms and conditions as may be necessary to meet the applicable requirements of section 162(m) of the Code and the LifePoint Hospitals, Inc. Executive Performance Incentive Plan. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of section 422 of the Code.

          13.2. Forfeiture Events. The Committee may specify in an Award that the Participant's rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of employment for cause, violation of material Corporation or Subsidiary policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Corporation or any Subsidiary.

14.       GENERAL PROVISIONS

          14.1. No Assignment or Transfer; Beneficiaries. Except as provided in
Section 6.5 hereof, Awards under the Plan shall not be assignable or transferable, except by will or by the laws of descent and distribution, and during the lifetime of a Participant, the Award shall be exercised only by such Participant or by his guardian or legal representative. Notwithstanding the foregoing, the Committee may provide in the terms of an Award Agreement that the Participant shall have the right to designate a beneficiary or beneficiaries who shall be entitled to any rights, payments or other specified under an Award following the Participant's death.

          14.2. Deferrals of Payment. Notwithstanding any other provisions of the Plan, the Committee may permit a Participant to defer the receipt of payment of cash or delivery of shares of Common Stock that would otherwise be due to the Participant by virtue of the exercise of a right or the satisfaction of vesting or other conditions with respect to an Award. If any such deferral is to be permitted by the Committee, the Committee shall establish the rules and procedures relating to such deferral, including, without limitation, the period of time in advance of payment when an election to defer may be made, the time period of the deferral and the events that would result in payment of the deferred amount, the interest or other earnings attributable to the deferral and the method of funding, if any, attributable to the deferred amount. Such deferrals are also subject to any additional requirements of section 409A of the Code.

          14.4. Employment or Service. Nothing in the Plan, in the grant of any Award or in any Award Agreement shall confer upon any Eligible Person the right to continue in the capacity in which he is employed by, or otherwise serves, the Corporation or any Subsidiary.

          14.6. Tax Withholding. Upon any taxable event that occurs with respect to the grant, exercise or lapse of restrictions with respect to an Award, or otherwise, the Participant shall, upon notification of the amount due and as a condition to exercise of an Award, pay to the Corporation amounts necessary to satisfy applicable federal, state and local withholding tax requirements or shall otherwise make arrangements satisfactory to the Corporation for such requirements. Generally, such withholding requirements shall not apply to the exercise of an Incentive Stock Option, or to a disqualifying disposition of Stock that is acquired with an Incentive Stock Option, unless the Committee gives the Participant notice that withholding described in this Section is required. The Award Agreement may specify the manner in which the withholding obligation shall be satisfied with respect to the particular type of Award.

          14.7. Unfunded Plan. The adoption of this Plan and any setting aside of cash amounts or shares of Common Stock by the Corporation with which to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement. The benefits provided under this Plan shall be a general, unsecured obligation of the Corporation payable solely from the general assets of the Corporation, and neither a Participant nor the Participant's permitted transferees or estate shall have any interest in any assets of the Corporation by virtue of this Plan, except as a general unsecured creditor of the Corporation. Notwithstanding the foregoing, the Corporation shall have the right to implement or set aside funds in a grantor trust, subject to the claims of the Corporation's creditors, to discharge its obligations under the Plan.

          14.8. Other Compensation and Benefit Plans. The adoption of the Plan shall not affect any other stock incentive or other compensation plans in effect for the Corporation or any Subsidiary, nor shall the Plan preclude the Corporation from establishing any other forms of stock incentive or other compensation for employees of the Corporation or any Subsidiary. The amount of any compensation deemed to be received by a Participant pursuant to an Award shall not constitute compensation with respect to which any other employee benefits of such Participant are determined, including, without limitation, benefits under any bonus, pension, profit sharing, life insurance or salary continuation plan, except as otherwise specifically provided by the terms of such plan.

          14.9. Plan Binding on Transferees. The Plan shall be binding upon the Corporation, its transferees and assigns, and the Participant, his executor, administrator and permitted transferees and beneficiaries.

          14.10. Construction and Interpretation. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender. Headings of Articles and Sections hereof are inserted for convenience and reference and constitute no part of the Plan.

          14.11. Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

          14.12. Governing Law. The validity and construction of this Plan and of the Award Agreements shall be governed by the laws of the State of Delaware.

15.       EFFECTIVE DATE, TERMINATION AND AMENDMENT

          15.1. Effective Date; Stockholder Approval. The Effective Date of this amendment and restatement of the Plan shall be June 30, 2005, the date of approval by the stockholders of the Corporation.

          15.2. Termination. The Plan shall continue until terminated by the Board in its sole discretion. No termination of the Plan shall adversely affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award.

          15.3. Amendment. The Board may at any time and from time to time and in any respect, amend or modify the Plan; provided, however, that no amendment or modification of the Plan shall be effective without the consent of the Corporation's stockholders that would (i) change the class of Eligible Persons under the Plan, (ii) increase the number of shares of Common Stock reserved for issuance under the Plan in accordance with Section 3.1 hereof, (iii) allow the grant of Options at an exercise price below Fair Market Value, (iv) increase the aggregate number of shares of Common Stock that may be granted pursuant to Restricted Stock Awards, Performance Awards, Restricted Stock Units and Dividend Equivalent Awards in accordance with Section 3.1 hereof, (v) modify the terms of
Section 6.8 hereof to permit Option repricing, or (vi) require approval of the Corporation's stockholders under the listing requirements of the Nasdaq Stock Market or the exchange or trading system through which Common Stock may be listed or traded at the time of the amendment. No amendment or modification of the Plan shall adversely affect any Award theretofore granted without the consent of the Participant or permitted transferee of the Award. Notwithstanding anything to the contrary herein, the Board may amend the Plan without further consent or approval to the extent necessary under section 409A of the Code so that Awards issued hereunder will effectively defer compensation in the manner contemplated under each respective Award.

                                 EXECUTION PAGE


         IN WITNESS WHEREOF, the undersigned officer of the Corporation has duly executed this amended and restated LifePoint Hospitals, Inc. 1998 Long-Term Incentive Plan on this the _____ day of July, 2005, but to be effective as provided herein..

                                              LIFEPOINT HOSPITALS, INC.



                                     By:      /s/ William F. Carpenter III
                                              ----------------------------------

                                     Its:     Executive Vice President
                                              ----------------------------------